Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 5, 2016, Albany Molecular Research, Inc., a Delaware corporation (“AMRI” or the “Company”), and Lauro Cinquantasette S.p.A., a company organized under the laws of Italy (the “Seller”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) pursuant to which AMRI would purchase 100% of the capital stock of Prime European Therapeuticals S.p.A. – Euticals, a company organized under the laws of Italy (“Euticals”). On July 11, 2016, the Company completed the purchase of Euticals.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2016 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 are based on the separate historical financial statements of the Company and Euticals after giving effect to the acquisition, U.S. GAAP adjustments to Euticals’ IFRS financial statements, and the assumptions and preliminary pro forma adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet presents the Company’s historical financial position combined with Euticals as if the acquisition and financing had occurred on June 30, 2016. The unaudited pro forma condensed combined statements of operations are presented as if the acquisition and financing had occurred on January 1, 2015 and combines the historical results of the Company and Euticals for the six months ended June 30, 2016 and for year ended December 31, 2015. The historical financial results have been adjusted to give effect to pro forma events that are directly attributable to the acquisition, factually supportable, and with respect to the statement of operations, expected to have a continuing impact on the combined results of the companies.

The unaudited pro forma condensed combined financial statements included herein use the acquisition method of accounting, with the Company treated as the acquirer. The preliminary purchase price for the Euticals acquisition was approximately $300.1 million. The pro forma adjustments are based on currently available information and upon assumptions that the Company believes are reasonable under the circumstances. A final determination of the purchase price and allocation thereof to the assets acquired and the liabilities assumed has not been made and, therefore, the allocation reflected in the unaudited pro forma condensed combined financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed. The final determination of the purchase price and allocation thereof could differ from the pro forma information included herein. Amounts preliminarily allocated to intangible assets, property, plant and equipment, inventory, and goodwill may change significantly, and amortization methods and useful lives may differ from the assumptions that have been used in this unaudited pro forma condensed combined financial information, any of which could result in a material change in operating expenses.

The unaudited pro forma condensed combined statements of operations are provided for illustrative purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the acquisition been completed as of the date indicated or that may be achieved in the future and should not be taken as representative of future consolidated results of operations or financial condition of the Company. Furthermore, no effect has been given in the unaudited pro forma condensed combined statements of operations for synergistic benefits and potential cost savings, if any, that may be realized through the combination of the companies or the costs that may be incurred in integrating their operations.

The unaudited pro forma condensed combined statements of operations should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, the historical consolidated financial statements of the Company and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016, and the historical financial statements of Euticals and accompanying notes for the years ended December 31, 2015, 2014, and 2013, included in Exhibit 99.1 to this Current Report on Form 8-K/A.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2016

(dollars in thousands)

	Historical		Pro Forma
			Pro Forma
	AMRI	Euticals	Adjustments		Combined
		(Note 3)	(Note 2)
Assets
Current assets:
Cash and cash equivalents	$30,675	$19,774	$(6,401)	(a)	$44,048
Restricted cash	713	-	-		713
Accounts receivable, net	100,589	38,967	-		139,556
Royalty income receivable	5,992	-	-		5,992
Inventory	93,174	78,997	25,292	(b)	197,463
Prepaid expenses and other current assets	22,504	2,715	-		25,219
Income taxes receivable	1,449	1,268	-		2,717
Property and equipment held for sale	1,557	-	-		1,557
Total current assets	256,653	141,721	18,891		417,265

Property and equipment, net	222,011	84,965	63,584	(c)	370,560
Notes hedges	37,316	-	-		37,316
Goodwill	170,702	17,000	52,421	(d)	240,123
Intangible assets and patents, net	117,035	1,207	59,424	(e)	177,666
Deferred income taxes	-	14,891	(4,764)	(k)	10,127
Other assets	2,789	2,567	-		5,356
Total assets	$806,506	$262,351	$189,556		$1,258,413
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$72,479	$53,590	$7,246	(f)	$133,315
Deferred revenue and licensing fees	10,317	2,041	-		12,358
Current hedge liability	6,401	999	(6,401)	(g)	999
Income taxes payable	-	1,825	-		1,825
Accrued pension benefits	436	-	-		436
Current installments of long-term debt	13,082	89,657	(62,536)	(h)	40,203
Total current liabilities	102,715	148,112	(61,691)		189,136
Long-term liabilities:
Long-term debt, excluding current installments	370,798	1,082	209,395	(i)	581,275
Notes conversion derivative	37,316	-	-		37,316
Income taxes payable	2,101	-	-		2,101
Pension and postretirement benefits	6,627	11,913	-		18,540
Deferred income taxes	20,166	-	42,571	(k)	62,737
Other long-term liabilities	3,851	8,761	-		12,612
Total liabilities	543,574	169,868	190,275		903,717
Commitments and contingencies
Stockholders’ equity:
Preferred stock	-	-	-		-
Common stock	413	48,669	(48,599)	(j)	483
Additional paid-in capital	303,886	27,085	64,609	(j)	395,580
Retained earnings	45,996	(57,034)	57,034	(j)	45,996
Accumulated other comprehensive income (loss), net	(18,138)	73,763	(73,763)	(j)	(18,138)
	332,157	92,483	(719)		423,921
Less, treasury shares at cost	(69,225)	-	-		(69,225)
Total stockholders’ equity	262,932	92,483	(719)		354,696
Total liabilities and stockholders’ equity	$806,506	$262,351	$189,556		$1,258,413

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2016

(dollars in thousands, except per share data)

	Historical		Pro Forma
			Pro Forma
	AMRI	Euticals	Adjustments		Combined
		(Note 3)	(Note 2)
Contract revenue	$219,295	$112,967	$-		$332,262
Recurring royalties	7,094	122	-		7,216
Total revenue	226,389	113,089	-		339,478

Cost of contract revenue	161,577	81,116	1,372	(b)	244,065
Research and development	6,647	7,259	171	(b)	14,077
Selling, general and administrative	52,525	19,988	(1,983	)(b)(c)(d)	70,530
Impairment charges	201	1,224	-		1,425
Restructuring charges	3,126	1,563	-		4,689
Total operating expenses	224,076	111,150	(440)		334,786

Income from operations	2,313	1,939	440		4,692

Interest expense, net	(14,200)	(5,034)	(4,437	)(e)(f)(g)	(23,671)
Other income (expense), net	(6,657)	-	6,401	(h)	(256)

Loss before taxes	(18,544)	(3,095)	2,404		(19,235)

Income tax expense (benefit)	12,791	4,337	(7,537	)(i)	9,591

Net loss	$(31,335)	$(7,432)	$9,941		$(28,826)

Basic loss per share	$(0.90)			(j)	$(0.69)
Diluted loss per share	$(0.90)			(j)	$(0.69)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Combined Statement of Operations

For the year ended December 31, 2015

(dollars in thousands, except per share data)

	Historical		Pro Forma
			Pro Forma
	AMRI	Euticals	Adjustments		Combined
		(Note 3)	(Note 2)
Contract revenue	$384,738	$241,157	$-		$625,895
Recurring royalties	17,618	3,568	-		21,186
Total revenue	402,356	244,725	-		647,081

Cost of contract revenue	295,527	175,059	27,783	(a)(b)	498,369
Technology incentive award	554	-	-		554
Research and development	5,474	10,937	341	(b)	16,752
Selling, general and administrative	77,394	34,167	5,700	(b)(d)	117,261
Impairment charges	3,770	11,070	-		14,840
Restructuring charges	5,988	-	-		5,988
Total operating expenses	388,707	231,233	33,824		653,764

Income (loss) from operations	13,649	13,492	(33,824)		(6,683)

Interest expense, net	(19,338)	(6,772)	(8,873	)(e)(f)(g)	(34,983)
Other income, net	2,220	-	-		2,220

Income (loss) before taxes	(3,469)	6,720	(42,697)		(39,446)

Income tax expense (benefit)	(1,168)	2,826	6,680	(i)	8,338

Net income (loss)	$(2,301)	$3,894	$(49,377)		$(47,784)

Basic loss per share	$(0.07)			(j)	$(1.19)
Diluted loss per share	$(0.07)			(j)	$(1.19)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(All amounts in thousands, except per share amounts, unless otherwise noted.)

1.	Description of Transaction and Basis of Presentation

On July 11, 2016, the Company completed the purchase of Euticals in a taxable transaction. The preliminary estimated aggregate purchase price is €271.6 million, or approximately $300.1 million, including (i) approximately €148.4 million, or $164.0 million, in cash (the “Cash Consideration”), (ii) the issuance of approximately 7.1 million shares of unregistered common stock, $0.01 par value, of AMRI (the “Consideration Shares”), with a fair value of €83.1 million, or $91.8 million and (iii) deferred cash consideration payable to the Seller in the form of two seller notes with an aggregate principal amount of €55.0 million, or $60.8 million, and an aggregate fair value of €40.1 million, or $44.3 million (the “Seller Notes”).

For the purposes of these pro forma financial statements, the estimated aggregate purchase price has been preliminarily allocated based on an estimate of the fair value of assets acquired and liabilities assumed as of the acquisition date. The allocation of the estimated acquisition consideration for Euticals is based on estimates, assumptions, valuations and other studies which have not yet been finalized in order to make a definitive allocation. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements. The following table summarizes the allocation of the preliminary estimated aggregate purchase price to the estimated fair value of the net assets acquired:

Assets Acquired
Cash	$20,775
Accounts receivable	33,087
Inventory	108,099
Prepaid expenses and other current assets	4,216
Property and equipment	147,828
Deferred tax assets	9,922
Other non-current assets	2,195
Goodwill	70,514
Intangible assets	60,311
Total assets acquired	$456,947

Liabilities Assumed
Accounts payable and accrued expenses	$58,344
Debt	29,394
Income taxes payable	1,863
Deferred tax liability	42,675
Other long-term liabilities	24,617
Total liabilities assumed	$156,893
Net assets acquired	$300,054

2.	Unaudited Pro Forma Condensed Combined Financial Statement Adjustments

The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented herein.

There were no material intercompany balances or transactions between the Company and Euticals as of the dates and for the periods of these unaudited pro forma condensed combined financial statements. The Company has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Unaudited Pro Forma Condensed Combined Balance Sheet

a.	Represents the following adjustments to cash and cash equivalents:

Proceeds from the senior term loans, net of offering costs	$164,841	(i)
Purchase price for Euticals to be paid in cash	(164,841)
Settlement of foreign currency derivative	(6,401)	(g, below)
Total	$(6,401)

i.	The Company partially funded the acquisition utilizing the proceeds from the incremental senior secured first lien term loans in an aggregate principal amount of $230.0 million pursuant to the Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with JP Morgan Chase Bank, N.A. and Barclays Bank PLC entered on July 7, 2016. The Company received net cash of $178,514 upon closing the Amended Credit Agreement and repaying the revolving credit facility. The Company did not have sufficient cash on hand to complete the acquisition as of June 30, 2016. For purposes of presenting the pro forma condensed combined balance sheet as of June 30, 2016, the Company has assumed that it entered into an Amended Credit Agreement on June 30, 2016 for an amount sufficient to fund the preliminary cash consideration to acquire Euticals, resulting in net cash proceeds of $164,841.

b.	Represents acquisition accounting adjustment for the preliminary estimated fair value of acquired inventory.
c.	Represents acquisition accounting adjustment for the preliminary estimated fair value of acquired property and equipment.
d.	Represents the adjustment necessary to reflect the preliminary estimated goodwill associated with the acquisition.
e.	Represents acquisition accounting adjustment for the preliminary estimated fair value of acquired intangible assets.
f.	Represents acquisition accounting adjustment for the fair value of Euticals transaction bonus to employees.
g.	Represents the settlement of the foreign currency derivative.
h.	Represents the repayment of Euticals’ existing debt and accrued interest of $62,536.
i.	Represents the following adjustments to long-term debt:

Proceeds from the senior term loans, net of offering costs	$164,841	(i)
Issuance of Seller Notes, net of discount	44,554	(ii)
Total	$209,395

i.	See a(i), above.
ii.	The purchase consideration included €55 million in deferred cash consideration payable to the Seller in the form of two seller notes. For purposes of presenting the pro forma condensed combined balance sheet as of June 30, 2016, the Company has assumed that it issued the Seller Notes on June 30, 2016. The Seller Notes were recorded at fair value of €40.1 million, or $44.6 million, using the June 30, 2016 exchange rate. The fair value is based on the implied credit spread derived from the Company’s outstanding debt and similarly rated public debt.

j.	Represents the following adjustments to shareholders’ equity:

Euticals’ equity balances eliminated in purchase accounting	$(92,483)
Estimated fair value of 7,051 AMRI shares issued	91,764
Total	$(719)

k.	Represents acquisition accounting adjustment for the preliminary deferred tax assets and liabilities associated with the transaction.

Unaudited Pro Forma Condensed Combined Statements of Operations

a.	Represents the recognition of the estimated acquisition accounting fair value step up adjustment of $25,057 related to Euticals’ inventory balances at December 31, 2014 in cost of contract revenue in the year ended December 31, 2015 upon the subsequent sale of this inventory.
b.	Represents incremental depreciation expense related to the revaluation of property and equipment depreciated on a straight-line basis over periods of 2 to 34 years. Amounts recorded for the six months ended June 30, 2016 total $1,714, and have been recorded to Cost of contract revenue, Research and development, and Selling, general and administrative, in the amounts of $1,372, $171 and $171, respectively. Amounts recorded for the year ended December 31, 2015 total $3,408, and have been recorded to Cost of contract revenue, Research and development, and Selling, general and administrative, in the amounts of $2,726, $341 and $341, respectively.

c.	To reduce acquisition-related costs of $4,834 that are included in the historical financial results of the Company and Euticals for the six months ended June 30, 2016 that would have been incurred in the year ended December 31, 2014 assuming a January 1, 2015 acquisition date.
d.	Represents incremental amortization expense for the six months ended June 30, 2016 and the year ended December 31, 2015 of $2,680 and $5,359, respectively, related to acquired intangible assets using the straight line method over a weighted average life of 12 years.
e.	The Company partially funded the acquisition utilizing $230 million of incremental term loan proceeds that were provided for under the Amended Credit Agreement, along with the simultaneous repayment of the Company’s $30 million revolving credit facility. The Company did not have sufficient cash on hand to complete the acquisition as of January 1, 2015. For the purposes of presenting the pro forma condensed combined statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015, the Company has assumed that it entered into an Amended Credit Agreement on January 1, 2015 for an amount sufficient to fund the preliminary cash consideration to acquire Euticals as of that date and repay Euticals’ existing debt and accrued interest, with no additional loan proceeds received by the Company. The pro forma condensed combined statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 reflect the recognition of interest expense, including amortization of deferred financing costs and debt discount, that would have been incurred had the Amended Credit Agreement been entered into on January 1, 2015. The Company has recorded $5,954 and $11,907 of pro forma interest expense related to the Amended Credit Agreement for the purposes of presenting the pro forma condensed combined statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015, respectively.
f.	The purchase consideration included €55 million in deferred cash consideration payable to the Seller in the form of two Seller Notes. The pro forma condensed combined statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 reflect the recognition of interest expense, including amortization of debt discount, that would have been incurred on the Seller Notes had they been entered into on January 1, 2015. The Company has recorded $1,728 and $3,457 of pro forma interest expense on the Seller Notes for the purposes of presenting the pro forma condensed combined statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015, respectively.
g.	Represents the reversal of interest expense related to Euticals’ debt paid by the Company at the closing of the Euticals’ acquisition, assuming the debt and accrued interest were paid on January 1, 2015, of $3,245 and $6,491 and for the six months ended June 30, 2016 and the year ended December 31, 2015, respectively.
h.	Represents the recognition of the unrealized loss associated with the foreign currency derivative that is included in the historical financial results of the Company for the six months ended June 30, 2016 that would have been incurred in the year ended December 31, 2014 assuming a January 1, 2015 acquisition date.
i.	During the three month period ended June 30, 2016, the Company established a valuation allowance against its U.S. deferred tax assets. For the purposes of presenting the pro forma condensed combined statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015, the Company has assumed that it would have been required to establish a valuation allowance against the combined U.S. deferred tax assets of the Company and Euticals on January 1, 2015 assuming a January 1, 2015 acquisition date. In addition, the pro forma adjustments to income tax expense (benefit) incorporate, at the applicable effective rates (including the effect of establishing a valuation allowance against the combined U.S. deferred tax assets of the Company and Euticals), the tax effects of the pro forma pre-tax adjustments recorded in the condensed combined statements of operations.
j.	Pro forma earnings per share include the impact of the issuance of 7,051 shares of the Company’s common stock as partial acquisition consideration and were determined as follows:

	Six months ended June 30, 2016			Year ended December 31, 2015
		Weighted			Weighted
		Average	Per Share		Average	Per Share
	Net loss	Shares	Amount	Net Loss	Shares	Amount
Basic loss per share	$(31,335)	34,826	$(0.90)	$(2,301)	33,169	$(0.07)
Pro forma adjustments	2,509	7,051		(45,483)	7,051
Pro forma basic loss per share	(28,826)	41,877	$(0.69)	(47,784)	40,220	$(1.19)
Pro forma diluted loss per share	$(28,826)	41,877	$(0.69)	$(47,784)	40,220	$(1.19)

3.	Euticals Historical Financial Statement Reconciliations

Balance Sheet as of June 30, 2016

Euticals’ unaudited condensed combined consolidated financial statements were prepared in accordance with international financial reporting standards as issued by the International Accounting Standards Board (“IASB”) and International Financial Reporting Interpretations Committee (“IFRIC”) interpretations, collectively “IFRS”, which differ in certain material respects from U.S. GAAP. Euticals also classified certain amounts differently than the Company in its condensed consolidated balance sheet. The following schedule summarizes the necessary material adjustments to conform the Euticals’ unaudited condensed consolidated balance sheet as of June 30, 2016 to U.S. GAAP and to reclassify certain amounts to conform to the Company’s basis of presentation (in thousands):

	Local Currency - EUR						USD
	IFRS	Reclassification		U.S. GAAP		U.S. GAAP	U.S. GAAP
	Euticals	Adjustments		Adjustments		Euticals	Euticals
	Unaudited	Unaudited		Unaudited		Unaudited	Unaudited
Assets
Current assets:
Cash and cash equivalents	17,807	-		-		17,807	$19,774
Accounts receivable, net	37,090	-		(1,999)	(b)	35,091	38,967
Inventory	69,345	-		1,794	(b)	71,139	78,997
Prepaid expenses and other current assets	2,445	-		-		2,445	2,715
Income taxes receivable	1,142	-		-		1,142	1,268
Total current assets	127,829	-		(205)		127,624	141,721

Property and equipment, net	76,513	-		-		76,513	84,965
Goodwill	-	15,309	(ai)	-		15,309	17,000
Intangible assets and patents, net	25,800	(15,309)	(ai)	(9,404)	(c)	1,087	1,207
Deferred income taxes	10,522	-		2,888	(d)	13,410	14,891
Other assets	2,312	-				2,312	2,567
Total assets	242,976	-		(6,721)		236,255	$262,351
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	31,079	16,276	(aii)	904	(f)	48,259	$53,590
Deferred revenue and licensing fees	-	1,838	(aii)	-		1,838	2,041
Current hedge liability	-	900	(aiii)	-		900	999
Income taxes payable	1,997	-		(353)	(e)	1,644	1,825
Current installments of long-term debt	81,639	(900)	(aiii)	-		80,739	89,657
Current provision for risks and charges	2,399	(2,399)	(aii)	-		-	-
Other current liabilities	15,715	(15,715)	(aii)	-		-	-
Total current liabilities	132,829	-		551		133,380	148,112
Long-term liabilities:
Long-term debt, excluding current installments	974	-		-		974	1,082
Pension and postretirement benefits	10,728	-		-		10,728	11,913
Other long-term liabilities	7,889	-		-		7,889	8,761
Total liabilities	152,420	-		551		152,971	169,868
Commitments and contingencies
Stockholders’ equity:
Common stock	43,828	-		-		43,828	48,669
Additional paid-in capital	24,391	-		-		24,391	27,085
Accumulated deficit	(42,591)	-		(8,770)	(g)	(51,360)	(57,034)
Accumulated other comprehensive gain, net	64,928	-		1,498	(h)	66,426	73,763
Total stockholders’ equity	90,556	-		(7,272)		83,284	92,483
Total liabilities and stockholders’ equity	242,976	-		(6,721)		236,255	$262,351

Euticals’ unaudited balance sheet has been translated into U.S. dollars at the June 30, 2016 exchange rate of EUR 1.00 = USD 1.11046.

The adjustments to Euticals’ unaudited balance sheet presented above are as follows:

a.	Reflects certain reclassifications to conform to the Company’s financial statement presentation.
i.	Goodwill of €15,309 was reclassified from Intangible assets to Goodwill to conform to the Company’s financial statement presentation.
ii.	Deferred revenue and licensing fees of €1,838 were reclassified out of Other current liabilities and presented separately to conform to the Company’s financial statement presentation. Current provision for risks and charges and Other current liabilities of €2,399 and €13,877, respectively, were reclassified to Accounts payable and accrued expenses to conform to the Company’s financial statement presentation.
iii.	Current hedge liability of €900 was reclassified from Current installments of long-term debt and presented separately to conform to the Company’s financial statement presentation.

b.	Reflects reduction in Accounts receivable of €1,999 and an increase in Inventory of €1,794 due to the recognition of revenue on bill and hold sales transactions that were deferred in prior periods under U.S. GAAP.
c.	Reflects reduction in Intangible assets of €9,404 to record as expense the costs of research and development under U.S. GAAP that were capitalized under IFRS.
d.	Reflects the adjustment to deferred tax asset related to the research and development expense recorded in adjustment c, above.
e.	Reflects the following U.S. GAAP adjustments to Income taxes payable:

Recognition of bill and hold transactions	€(558)	(b, above)
Restructuring costs	205	(f, below)
Total	€(353)

f.	Reflects the following U.S. GAAP adjustments to Other current liabilities:

Amounts recognized for restructuring costs under IFRS that are not recognized under U.S. GAAP	€(600)
Recognition of bill and hold transactions	1,504	(b, above)
Total	€904

g.	Reflects the following U.S. GAAP adjustments to Accumulated Deficit:

Deferral of bill and hold transactions, net of taxes of ($558)	€(1,150)	(b, above)
Research and development expense	(6,517)	(c, above)
Restructuring costs, net of taxes of $205	395	(f, above)
Pension remeasurement adjustments	(1,498)	(h, below)
Total	€(8,770)

h.	Reflects an increase Accumulated other comprehensive loss of €1,498 for the recognition as expense of pension remeasurement adjustments under U.S. GAAP that were recorded to Accumulated other comprehensive loss under IFRS.

Statement of Operations for the Six Months Ended June 30, 2016

The following schedule summarizes the necessary material adjustments to the Euticals unaudited condensed consolidated statements of operations for the six months ended June 30, 2016 to conform to U.S. GAAP and to reclassify certain amounts to conform to the Company’s basis of presentation (in thousands):

	Local Currency - EUR						USD
	IFRS	Reclassification		US GAAP		US GAAP	US GAAP
	Euticals	Adjustments		Adjustments		Euticals	Euticals
	Unaudited	Unaudited		Unaudited		Unaudited	Unaudited
Contract revenue	98,620	-		2,591	(b)	101,211	$112,967
Recurring royalties	109	-		-		109	122
Total revenue	98,729	-		2,591		101,320	113,089

Raw material, consumable materials and goods	36,431	(36,431)	(a)	-		-	-
Cost of services	25,022	(25,022)	(a)	-		-	-
Personnel expenses	24,456	(24,456)	(a)	-		-	-
Other operating expenses	3,402	(3,402)	(a)	-		-	-
Depreciation, Amortization and Asset value adjustments	7,653	(7,653)	(a)	-		-	-
Cost of contract revenue	-	70,143	(a)	2,531	(b) (d)	72,674	81,116
Research and development	-	5,891	(a)	612	(c) (d)	6,503	7,259
Selling, general and administrative	-	17,833	(a)	76	(d)	17,909	19,988
Impairment charges	-	1,097	(a)	-		1,097	1,224
Restructuring charges	-	2,000	(a)	(600)	(e)	1,400	1,563
Total operating expenses	96,964	-		2,619		99,583	111,150

Income (loss) from operations	1,765	-		(28)		1,737	1,939

Interest expense, net	(4,510)	-		-		(4,510)	(5,034)

Loss before taxes	(2,745)	-		(28)		(2,773)	(3,095)

Income tax expense	3,868	-		17	(f)	3,885	4,337

Net loss	(6,613)	-		(45)		(6,658)	$(7,432)

Euticals’ unaudited condensed consolidated statement of operations for the six months ended June 30, 2016 has been translated into USD at a rate of EUR 1.00 = USD 1.11615, the average exchange rate for the six months ended June 30, 2016.

The adjustments presented above to Euticals’ unaudited condensed consolidated statements of operations are as follows:

a.	Under IFRS, expenses may be presented by either function or nature. The Company has grouped the categorical presentation of operating expenses based on nature for IFRS into the applicable functional classifications for U.S. GAAP to conform to the Company’s presentation.
b.	Represents adjustments to revenue and cost of contract revenue related to bill and hold sales required to be deferred under U.S. GAAP. The net increase in revenue of €2,591 is comprised of an increase of €5,376 for the recognition in the period ended June 30, 2016 of amounts requiring deferral in prior periods under U.S. GAAP and a decrease of €2,785 for the deferral of amounts recognized under IFRS for the period ended June 30, 2016. The net increase to Cost of contract revenue of €2,263 is comprised of an increase of €3,640 for the recognition in the period ended June 30, 2016 of amounts requiring deferral in prior periods under U.S. GAAP and a decrease of €1,377 for the deferral of amounts recognized under IFRS for the period ended June 30, 2016.
c.	Represents adjustments to record research and development costs that were capitalized under IFRS. The net increase in expense of €590 is comprised of an increase of €2,064 for the recognition of amounts capitalized to R&D under IFRS for the six months ended June 30, 2016, offset by a reduction in amortization expense of €1,474 related to amounts capitalized under IFRS.
d.	Represents the recognition of pension remeasurement adjustments, including actuarial gains or losses, which were recorded to other comprehensive income under IFRS. These adjustments resulted in increases to Cost of contract revenue, Research and development, and Selling, general and administrative expenses of €268, €22, and €76, respectively.
e.	Represents the adjustments for amounts recognized for restructuring costs under IFRS that do not require recognition under U.S. GAAP.
f.	Represents the income tax effects at the applicable statutory rates of the various U.S. GAAP adjustments for the six months ended June 30, 2016.

Statement of Operations for the Year Ended December 31, 2015

The following schedule summarizes the necessary material adjustments to the Euticals’ consolidated statements of operations for the year ended December 31, 2015 to conform to U.S. GAAP and to reclassify certain amounts to conform to the Company’s basis of presentation (in thousands):

	Local Currency - EUR						USD
	IFRS	Reclassification		US GAAP		US GAAP	US GAAP
	Euticals	Adjustments		Adjustments		Euticals	Euticals
	Audited	Unaudited		Unaudited		Unaudited	Unaudited
Contract revenue	214,863	-		2,449	(b)	217,312	$241,157
Recurring royalties	3,215	-				3,215	3,568
Total revenue	218,078	-		2,449		220,527	244,725

Raw material, consumable materials and goods	85,737	(85,737)	(a)	-		-	-
Cost of services	48,257	(48,257)	(a)	-		-	-
Personnel expenses	52,455	(52,455)	(a)	-		-	-
Other operating expenses	2,162	(2,162)	(a)	-		-	-
Depreciation, Amortization and Asset value adjustments	20,052	(20,052)	(a)	-		-	-
Cost of contract revenue	-	157,557	(a)	193	(b) (d)	157,750	175,059
Research and development	-	10,201	(a)	(346)	(c) (d)	9,855	10,937
Selling, general and administrative	-	30,930	(a)	(141)	(d)	30,789	34,167
Impairment charges	-	9,975	(a)	-		9,975	11,070
Total operating expenses	208,663	-		(294)		208,369	231,233

Income from operations	9,415	-		2,743		12,158	13,492

Interest expense, net	(6,102)	-		-		(6,102)	(6,772)

Income before taxes	3,313	-		2,743		6,056	6,720

Income tax expense	1,704	-		843	(e)	2,547	2,826

Net income	1,609	-		1,900		3,509	$3,894

Euticals’ consolidated statement of operations for the year ended December 31, 2015 has been translated into USD at a rate of EUR 1.00 = USD 1.10973, the average exchange rate for the year ended December 31, 2015.

The adjustments presented above to Euticals’ consolidated statements of operations are as follows:

a.	Under IFRS, expenses may be presented by either function or nature. The Company has grouped the categorical presentation of operating expenses based on nature for IFRS into the applicable functional classifications for U.S. GAAP to conform to the Company’s presentation.
b.	Represents adjustments to revenue and cost of contract revenue related to bill and hold sales required to be deferred under U.S. GAAP. The net increase in revenue of €2,449 is comprised of an increase of €8,543 for the recognition in the year ended December 31, 2015 of amounts requiring deferral in prior years under U.S. GAAP and a decrease of €6,094 for the deferral of amounts recognized under IFRS for the year ended December 31, 2015. The net increase to Cost of contract revenue of €911 is comprised of an increase of €4,968 for the recognition in the year ended December 31, 2015 of amounts requiring deferral in prior years under U.S. GAAP and a decrease of €4,057 for the deferral of amounts recognized under IFRS for the year ended December 31, 2015.
c.	Represents adjustments to record research and development costs that were capitalized under IFRS. The net reduction in expense of €299 is comprised of an increase of €4,664 for the recognition of amounts capitalized to R&D under IFRS for the year ended December 31, 2015, offset by a reduction in amortization expense of €4,963 related to amounts capitalized under IFRS.
d.	Represents the recognition of pension remeasurement adjustments, including actuarial gains or losses, which were recorded to other comprehensive income under IFRS. These adjustments resulted in decreases to Costs of contract revenue, Research and development, and Selling, general and administrative expenses of €718, €47, and €141, respectively.
e.	Represents the income tax effects at the applicable statutory rates of the various U.S. GAAP adjustments for the year ended December 31, 2015.